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EXHIBIT 23.1

Kesselman & Kesselman Certified Public Accountants (Isr.) Trade Tower, 25 Hamered Street Tel Aviv 68125 Israel P.O. Box 452 Tel Aviv 61003 Israel Telephone +972-3-7954555 Facsimile +972-3-7954556

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Numbers 333-37804, 333-55958, 333-67070, 333-86878, 333-105216, 333-113838, 333-121911, 333-123373, 333-131632 and 333-140301) of Vyyo Inc., of our report dated April 2, 2007, relating to the consolidated financial statements of Vyyo Inc., which is included in the Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ KESSELMAN & KESSELMAN CPAs (ISR)
    A member of PricewaterhouseCoopers International Limited

Tel Aviv, Israel
April 2, 2007

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM